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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2004

Commission file Number: 0-17321

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TOR MINERALS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of corporation)	74-2081929 (I.R.S. Employer Identification No.)

722 Burleson
Corpus Christi, Texas 78402
(Address of principal executive offices and zip code)

(361) 883-5591
(Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS

On January 19, 2004, TOR Minerals International, Inc. announced the closing of a private placement of its common stock and Series A Convertible Preferred Stock.

The Company's press release is attached as Exhibit 99.1.

ITEM 7. EXHIBITS

The following exhibit is furnished in accordance with 601 of Regulation S-K:

Exhibit No.	Description
10.1	Common Stock Purchase Agreement
10.2	Securities Purchase Agreement
99.1	Press Release, January 19, 2004 TOR Minerals International Raises $3.5 Million in Private Placement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: January 20, 2004	RICHARD BOWERS
Richard Bowers President and CEO

Date: January 20, 2004	LAWRENCE W. HAAS
Lawrence W. Haas Treasurer and CFO